Exhibit 99.1

Ichor Holdings, Ltd. Announces Third Quarter 2022 Financial Results

FREMONT, Calif., November 8, 2022–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced third quarter 2022 financial results.

Third quarter 2022 highlights:

•	Record revenues of $356 million, at the upper end of our guidance range and up 8% from Q2;
•	Gross margin of 17.9% on a GAAP basis and 18.0% on a non‑GAAP basis, up 100 bp from Q2; and
•	Earnings per share of $1.00 on a GAAP basis, and a record $1.22 on a non‑GAAP basis.

“Ichor’s record revenues for the third quarter were at the high end of our expectations due to both the continued elevated level of customer demand as well as strong operational execution by our team,” commented Jeff Andreson, chief executive officer. “We exceeded the high end of our earnings expectations primarily due to solid gross margin performance, which also drove record operating income in the quarter. Since last quarter, the business environment for wafer fabrication environment has weakened, most recently as a result of the recent export restrictions to China, as well as a pull-back in overall memory investments. Fortunately, over the last few years we have significantly reduced our exposure to the memory market, and, in this environment, we expect to demonstrate the resiliency of our business model and our ability to continue to outperform WFE. Ichor continues to play a crucial role in the global semiconductor manufacturing ecosystem, and we look forward to continuing our focus on developing proprietary new products and winning evaluation programs with both new and existing customers in the coming year.”

	Q3 2022	Q2 2022	Q3 2021
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$355,643	$329,560	$262,855
Gross margin	17.9%	16.8%	16.6%
Operating margin	9.2%	7.5%	8.1%
Net income	$29,031	$21,537	$18,537
Diluted EPS	$1.00	$0.74	$0.64

	Q3 2022	Q2 2022	Q3 2021
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	18.0%	17.0%	16.7%
Operating margin	11.6%	10.0%	10.5%
Net income	$35,354	$28,326	$23,421
Diluted EPS	$1.22	$0.98	$0.81

U.S. GAAP Financial Results Overview

For the third quarter of 2022, revenue was $355.6 million, net income was $29.0 million, and net income per diluted share (“diluted EPS”) was $1.00. This compares to revenue of $329.6 million and $262.9 million, net income of $21.5 million and $18.5 million, and diluted EPS of $0.74 and $0.64, for the second quarter of 2022 and third quarter of 2021, respectively.

Non-GAAP Financial Results Overview

For the third quarter of 2022, non-GAAP net income was $35.4 million and non-GAAP diluted EPS was $1.22. This compares to non-GAAP net income of $28.3 million and $23.4 million, and non-GAAP diluted EPS of $0.98 and $0.81, for the second quarter of 2022 and third quarter of 2021, respectively.

Fourth Quarter 2022 Financial Outlook

For the fourth quarter of 2022, we expect revenue to be in the range of $315 million to $355 million. We expect GAAP diluted EPS to be in the range of $0.57 to $0.83 and non-GAAP diluted EPS to be in the range of $0.80 to $1.04.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual or infrequent items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the third quarter of 2022 with cash and cash equivalents of $56.5 million, an increase of $10.4 million from the prior quarter, and a decrease of $19.0 million from our 2021 fiscal year ending December 31, 2021.

The increase of $10.4 million during the third quarter was primarily due to net cash provided by operating activities of $19.6 million, partially offset by capital expenditures of $8.0 million.

The decrease of $19.0 million during the nine months ended September 30, 2022 was primarily due to capital expenditures of $22.5 million and cash used in operating activities of $7.3 million, partially offset by net proceeds from our credit facilities of $9.4 million.

Our cash used in operating activities of $7.3 million during the nine months ended September 30, 2022 consisted of an increase in our net operating assets and liabilities of $100.1 million, partially offset by net income of $58.6 million and net non-cash charges of $34.2 million, which consists primarily of depreciation and amortization of $26.7 million and share-based compensation expense of $10.1 million.

The increase in our net operating assets and liabilities of $100.1 million during the nine months ended September 30, 2022 was primarily due to an increase in inventories of $54.5 million, an increase in accounts receivable of $40.3 million, and a decrease in accounts payable of $18.5 million. The increase in our inventories is primarily driven by elevated purchasing activity pursuant to strong customer demand and certain supply chain component constraints. The decrease in accounts payable and increase in accounts receivable were primarily due to fluctuations in payment timing to suppliers and from customers, as well as higher revenues in the last two weeks of the third quarter of 2022 compared to the last two weeks of the fourth quarter of 2021.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, as applicable, excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including acquisition-related costs and charges, contract and legal settlement losses, and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our third quarter 2022 results and business outlook today at 1:30 p.m. PT.

To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichorholdingsq32022_en. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13733260.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended September 30, 2022, July 1, 2022, and September 24, 2021 were all 13 weeks. References to the third quarter of 2022, second quarter of 2022, and third quarter of 2021 relate to the three-month periods then ended. Our fiscal years ended December 30, 2022, and December 31, 2021, are 52 weeks and 53 weeks, respectively. References to 2022 and 2021 relate to the fiscal years then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our fourth fiscal quarter of 2022, statements regarding the impacts of current macroeconomic conditions, U.S. export restrictions on semiconductor-related goods and services, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on February 28, 2022.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2022	December 31, 2021	September 24, 2021
Assets
Current assets:
Cash and cash equivalents	$56,463	$75,495	$128,038
Marketable securities	—	—	98,706
Accounts receivable, net	183,297	142,990	121,680
Inventories	290,658	236,133	193,930
Prepaid expenses and other current assets	5,164	8,153	7,161
Total current assets	535,582	462,771	549,515
Property and equipment, net	95,577	85,204	53,087
Operating lease right-of-use assets	35,723	29,790	8,681
Other noncurrent assets	13,349	9,166	7,350
Deferred tax assets, net	11,138	8,116	5,341
Intangible assets, net	75,964	89,927	29,676
Goodwill	335,402	335,902	174,887
Total assets	$1,102,735	$1,020,876	$828,537
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$141,914	$159,727	$137,970
Accrued liabilities	26,363	19,066	19,038
Other current liabilities	21,224	14,377	13,413
Current portion of long-term debt	7,500	7,500	5,625
Current portion of lease liabilities	8,062	7,633	4,927
Total current liabilities	205,063	208,303	180,973
Long-term debt, less current portion, net	294,977	285,253	158,810
Lease liabilities, less current portion	28,103	22,354	3,989
Deferred tax liabilities, net	38	38	109
Other non-current liabilities	4,709	4,213	4,000
Total liabilities	532,890	520,161	347,881
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,735,728 and 28,551,160 shares outstanding, respectively; 33,173,167 and 32,988,599 shares issued, respectively)	3	3	3
Additional paid in capital	427,961	417,438	412,246
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Accumulated other comprehensive loss	—	—	(8)
Retained earnings	233,459	174,852	159,993
Total shareholders’ equity	569,845	500,715	480,656
Total liabilities and shareholders’ equity	$1,102,735	$1,020,876	$828,537

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Net sales	$355,643	$329,560	$262,855	$978,349	$809,729
Cost of sales	292,083	274,099	219,218	815,396	679,227
Gross profit	63,560	55,461	43,637	162,953	130,502
Operating expenses:
Research and development	4,859	4,907	3,905	14,617	11,469
Selling, general, and administrative	22,195	21,103	15,147	66,565	44,195
Amortization of intangible assets	3,959	4,655	3,388	13,963	10,169
Total operating expenses	31,013	30,665	22,440	95,145	65,833
Operating income	32,547	24,796	21,197	67,808	64,669
Interest expense, net	3,249	2,063	1,487	6,844	4,997
Other expense (income), net	(210)	(548)	(104)	(674)	103
Income before income taxes	29,508	23,281	19,814	61,638	59,569
Income tax expense	477	1,744	1,277	3,031	3,529
Net income	$29,031	$21,537	$18,537	$58,607	$56,040
Net income per share:
Basic	$1.01	$0.75	$0.65	$2.04	$1.99
Diluted	$1.00	$0.74	$0.64	$2.02	$1.93
Shares used to compute net income per share:
Basic	28,769,135	28,665,930	28,371,644	28,675,898	28,185,564
Diluted	29,050,396	29,042,519	29,024,862	28,965,834	28,961,308

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Cash flows from operating activities:
Net income	$29,031	$21,537	$18,537	$58,607	$56,040
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,349	9,079	6,205	26,743	17,669
Share-based compensation	3,719	3,509	3,010	10,125	8,106
Deferred income taxes	(1,891)	(1,094)	(104)	(3,022)	985
Amortization of debt issuance costs	116	116	242	349	725
Gain on sale of asset disposal group	—	—	—	—	(504)
Other	—	—	260	—	319
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(24,894)	(4,869)	(2,572)	(40,307)	(20,703)
Inventories	(331)	(26,476)	(27,674)	(54,525)	(59,174)
Prepaid expenses and other assets	1,570	3,111	2,198	4,031	1,720
Accounts payable	(6,055)	5,756	(12,068)	(18,508)	21,234
Accrued liabilities	4,237	404	(496)	6,823	(1,448)
Other liabilities	5,723	(1,690)	(2,016)	2,363	(558)
Net cash provided by (used in) operating activities	19,574	9,383	(14,478)	(7,321)	24,411
Cash flows from investing activities:
Capital expenditures	(8,045)	(10,996)	(3,335)	(22,458)	(18,704)
Cash paid for acquisitions, net of cash acquired	500	—	—	500	—
Purchase of marketable securities	—	—	—	—	(105,033)
Proceeds from maturities and sales of marketable securities	—	—	6,000	—	6,000
Proceeds from sale of property and equipment	—	—	—	—	504
Net cash provided by (used in) investing activities	(7,545)	(10,996)	2,665	(21,958)	(117,233)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	1,126	599	1,020	3,093	7,137
Employees' taxes paid upon vesting of restricted share units	(881)	(563)	(696)	(2,221)	(2,614)
Borrowings on revolving credit facility	—	25,000	—	25,000	—
Repayments on revolving credit facility	—	(10,000)	—	(10,000)	(30,000)
Repayments on term loan	(1,875)	(1,875)	(2,187)	(5,625)	(6,562)
Net cash provided by (used in) financing activities	(1,630)	13,161	(1,863)	10,247	(32,039)
Net increase (decrease) in cash	10,399	11,548	(13,676)	(19,032)	(124,861)
Cash at beginning of period	46,064	34,516	141,714	75,495	252,899
Cash at end of period	$56,463	$46,064	$128,038	$56,463	$128,038
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,162	$1,900	$1,349	$6,457	$4,690
Cash paid during the period for taxes, net of refunds	$836	$1,393	$514	$2,335	$1,786
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,625	$1,306	$441	$1,625	$441
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$1,571	$3,520	$530	$11,158	$2,239

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
U.S. GAAP gross profit	$63,560	$55,461	$43,637	$162,953	$130,502
Non-GAAP adjustments:
Share-based compensation	553	451	343	1,555	947
Facility shutdown costs (1)	—	—	—	—	2,297
Fair value adjustment to inventory from acquisitions (2)	—	—	—	2,492	211
Other non-recurring expense, net (3)	—	—	—	—	106
Non-GAAP gross profit	$64,113	$55,912	$43,980	$167,000	$134,063
U.S. GAAP gross margin	17.9%	16.8%	16.6%	16.7%	16.1%
Non-GAAP gross margin	18.0%	17.0%	16.7%	17.1%	16.6%

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. Included in this amount for the nine months ended September 24, 2021 are write-off costs associated with inventories determined during the period to be obsolete and severance and other shutdown related charges, partially offset by a gain realized upon the sale of equipment and other fixed assets.

(2)

As part of the purchase price allocations of our acquisitions of IMG Companies, LLC (“IMG”) in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.

(3)	Included in this amount for the nine months ended September 24, 2021 is primarily a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
U.S. GAAP operating income	$32,547	$24,796	$21,197	$67,808	$64,669
Non-GAAP adjustments:
Amortization of intangible assets	3,959	4,655	3,388	13,963	10,169
Share-based compensation	3,719	3,509	3,010	10,125	8,106
Facility shutdown costs (1)	—	—	—	—	2,682
Settlement loss (2)	1,046	—	—	4,146	—
Fair value adjustment to inventory from acquisitions (3)	—	—	—	2,492	211
Acquisition costs (4)	—	21	—	296	—
Other non-recurring expense, net (5)	—	—	110	—	498
Non-GAAP operating income	$41,271	$32,981	$27,705	$98,830	$86,335
U.S. GAAP operating margin	9.2%	7.5%	8.1%	6.9%	8.0%
Non-GAAP operating margin	11.6%	10.0%	10.5%	10.1%	10.7%

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)

During the first and third quarters of 2022, we recorded non-recurring loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters. We expect the settlements to be finalized and paid within the next 12 months.

(3)	See footnote 2 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	Included in this amount are incremental transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(5)

Included in this amount for the nine months ended September 24, 2021 are primarily (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley compliance program and (ii) a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
U.S. GAAP net income	$29,031	$21,537	$18,537	$58,607	$56,040
Non-GAAP adjustments:
Amortization of intangible assets	3,959	4,655	3,388	13,963	10,169
Share-based compensation	3,719	3,509	3,010	10,125	8,106
Facility shutdown costs (1)	—	—	—	—	2,682
Settlement loss (2)	1,046	—	—	4,146	—
Fair value adjustment to inventory from acquisitions (3)	—	—	—	2,492	211
Acquisition costs (4)	—	21	—	296	—
Other non-recurring expense, net (5)	—	—	110	—	498
Tax adjustments related to non-GAAP adjustments (6)	(2,401)	(1,396)	(1,624)	(5,771)	(6,253)
Non-GAAP net income	$35,354	$28,326	$23,421	$83,858	$71,453
U.S. GAAP diluted EPS	$1.00	$0.74	$0.64	$2.02	$1.93
Non-GAAP diluted EPS	$1.22	$0.98	$0.81	$2.90	$2.47
Shares used to compute diluted EPS	29,050,396	29,042,519	29,024,862	28,965,834	28,961,308

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)	See footnote 2 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(3)	See footnote 3 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	See footnote 4 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(5)	See footnote 5 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(6)

Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	July 1, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Net cash provided by (used in) operating activities	$19,574	$9,383	$(14,478)	$(7,321)	$24,411
Capital expenditures	(8,045)	(10,996)	(3,335)	(22,458)	(18,704)
Free cash flow	$11,529	$(1,613)	$(17,813)	$(29,779)	$5,707